Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Greg Wood

Chief Financial Officer

Liberate Technologies

(650) 645-4003

gwood@liberate.com

LIBERATE ANNOUNCES FINANCIAL RESULTS FOR FOURTH QUARTER
AND FISCAL YEAR ENDED MAY 31, 2004
Conference Call July 13, 2004, at 2:00 p.m. Pacific Time

SAN MATEO, Calif., July 13, 2004 — Liberate Technologies (Pink Sheets: LBRTQ), a leading provider of software for digital cable systems, announced financial results for its fourth quarter and fiscal year ended May 31, 2004.

Liberate’s revenues for its fourth fiscal quarter were $4.2 million, compared to $5.1 million for the same quarter of the prior fiscal year.  The net loss for the quarter was $4.8 million, or $0.05 per share, compared to a loss of $92.3 million, or $0.89 per share, for the same quarter of the prior fiscal year.  The revenues for the fourth quarter of fiscal 2004 include recognition of approximately $2.3 million of revenue that had been deferred pending customer acceptance of services work and resolution of customer claims and uncertainties.  During the fourth quarter, in conjunction with its Chapter 11 filing, Liberate reviewed existing and potential claims against the Company.  Based on this review, the Company revised previous estimates of liabilities and accrued expenses related to legal costs, costs to complete customer contracts, and other items, which resulted in a reduction of liabilities and thereby decreased cost of revenues and expenses by approximately $3.1 million.

For the year ended May 31, 2004, Liberates revenues were $8.6 million, compared to $25.4 million for the prior fiscal year.  The net loss for the year was $33.4 million, or $ 0.32 per share, compared with a net loss of $399.3 million, or $3.82 per share, for the prior fiscal year.  The net loss for the year ended May 31, 2003 included a charge of $209.9 million for the cumulative effect of a change in accounting principle upon the adoption of SFAS 142 “Goodwill and Other Intangibles” on June 1, 2002.

As of May 31, 2004, Liberate had cashand cash equivalents and restricted cash of  $226.7 million, a decrease of $6.5 million during the quarter.

On April 30, 2004, Liberate filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code to resolve certain liabilities, reduce its costs and strengthen its business.  During the Chapter 11 proceeding, Liberate continues to execute on its business plan and service and support its customers and their cable subscribers.  One of Liberate’s significant creditors, the landlord of its former San Carlos headquarters, has filed a motion to dismiss the case and the Company has filed an opposition to this motion.

“We are working hard to resolve our outstanding liabilities and lower our costs through bankruptcy in order to strengthen the company,” said David Lockwood, Chairman and CEO of Liberate.  “We are pleased with business developments in the last quarter, particularly the signing of new license agreements with NTL and Telewest.  We continue to execute on our business plan to develop the best products for our customers to deliver the next generation of digital television services.”

Conference Call

Liberate has scheduled a conference call on July 13, 2004, at 2:00 p.m. Pacific Time.  The call-in number is 800-732-8451. A replay of the call will be available until July 20, 2004 on either 402-977-9140 or 800-633-8284, reservation code 21200665. The conference call can also be accessed via live webcast at Liberate’s website (www.liberate.com) and will remain available for replay.

About Liberate Technologies

Liberate Technologies is a leading provider of software for digital cable systems.  Based on industry standards, Liberate’s software enables cable operators to run multiple services – including high-definition television, video on demand, and personal video recorders – on multiple platforms.  Headquartered in San Mateo, California, Liberate also has offices in Ontario, Canada and the United Kingdom.

Liberate and the Liberate design are registered trademarks of Liberate Technologies.  Other product names used in association with these registered trademarks are trademarks of Liberate Technologies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Those statements above that involve expectations or intentions (such as those relating to its filing under Chapter 11 of the U.S. Bankruptcy Code, the time that a Chapter 11 case would take to complete, the result of a Chapter 11 case, any savings or other effects arising from such a filing, future business or financial performance, or anticipated corporate or commercial activities) are forward-looking statements and are not guarantees of future performance.  Actual results may vary materially due to the uncertain market for interactive television services, dependence on a limited number of cable network operators, business disruption resulting from Liberate’s restatement and related litigation, necessary adjustments related to recent restructuring, other uncertainties related to litigation and the Chapter 11 filing, and other risks outlined in Liberate’s filings with the Securities and Exchange Commission.

LIBERATE TECHNOLOGIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

Unaudited

	May 31, 2004	May 31, 2003
Assets
Current assets:
Cash and cash equivalents	$215,877	$261,689
Accounts receivable, net	3,143	3,310
Prepaid expenses and other current assets	1,817	3,069
Assets of discontinued operations	—	6,936
Total current assets	220,837	275,004
Property and equipment, net	1,851	6,113
Intangible assets, net	—	22
Deferred costs related to warrants	3,583	14,449
Restricted cash	10,869	9,249
Other assets	268	131
Total assets	$237,408	$304,968

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,102	$1,888
Accrued liabilities	16,384	39,442
Accrued payroll and related expenses	685	1,562
Payable to bank	608	—
Deferred revenues	6,137	10,619
Liabilities of discontinued operations	—	5,375
Total current liabilities	26,916	58,886
Long-term excess facilities charges	19,140	22,330
Other long-term liabilities	2,416	2,242
Total liabilities	48,472	83,458

Stockholders’ equity:
Common stock	1,055	1,040
Contributed and paid-in-capital	1,503,113	1,490,125
Deferred stock-based compensation	(8,453)	(194)
Accumulated other comprehensive income (loss)	(2,112)	1,804
Accumulated deficit	(1,304,667)	(1,271,265)
Total stockholders’ equity	188,936	221,510
Total liabilities and stockholders’ equity	$237,408	$304,968

LIBERATE TECHNOLOGIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

Unaudited

	Three months ended		Years ended
	May 31, 2004	May 31, 2003	May 31, 2004	May 31, 2003
Revenues:
License and royalty	$1,412	$868	$(263)	$6,501
Service	2,765	4,201	8,875	18,893
Total revenues	4,177	5,069	8,612	25,394
Cost of revenues:
License and royalty	32	214	597	1,315
Service	957	2,798	5,317	24,262
Total cost of revenues	989	3,012	5,914	25,577
Gross margin	3,188	2,057	2,698	(183)
Operating expenses:
Research and development	3,989	4,215	16,325	26,080
Sales and marketing	425	2,696	3,561	18,783
General and administrative	1,260	30,633	13,587	45,538
Reversal of bad debt expense	(554)	—	(554)	—
Amortization of deferred costs related to warrants	—	1,049	1,831	3,837
Restructuring costs	(41)	2,116	1,406	8,586
Amortization and impairment of goodwill and intangible assets	—	137	22	1,670
Impairment of warrants	—	—	4,969	—
Amortization of deferred stock-based compensation	—	282	10	1,299
Excess facilities charges and related asset impairment	3,429	8,718	4,022	25,094
Total operating expenses	8,508	49,846	45,179	130,887
Loss from operations	(5,320)	(47,789)	(42,481)	(131,070)
Interest income, net	530	1,058	2,224	6,977
Other income (expense), net	(106)	(4,803)	530	(14,028)
Loss from continuing operations before income tax provision	(4,896)	(51,534)	(39,727)	(138,121)
Income tax provision	157	517	138	1,560
Loss from continuing operations	(5,053)	(52,051)	(39,865)	(139,681)
Loss from discontinued operations	—	(40,199)	(3,075)	(50,287)
Gain on sale of discontinued operations	252	—	9,538	—
Cumulative effect of a change in accounting principle	—	—	—	(209,289)
Net loss	$(4,801)	$(92,250)	$(33,402)	$(399,257)
Basic and diluted income (loss) per share:
Continuing operations	$(0.05)	$(0.50)	$(0.38)	$(1.34)
Discontinued operations	$—	$(0.39)	$0.06	$(0.48)
Cumulative effect of a change in accounting principle	$—	$—	$—	$(2.00)
Basic and diluted net loss per share	$(0.05)	$(0.89)	$(0.32)	$(3.82)
Shares used in computing basic net loss per share	105,495	104,006	104,805	104,500

	Three months ended
	May 31, 2004	February 29, 2004	November 30, 2003	August 31, 2003
Revenues:
License and royalty	$1,412	$(54)	$(697)	$(924)
Service	2,765	1,756	1,885	2,469
Total revenues	4,177	1,702	1,188	1,545
Cost of revenues:
License and royalty	32	206	208	151
Service	957	1,549	1,368	1,443
Total cost of revenues	989	1,755	1,576	1,594
Gross margin	3,188	(53)	(388)	(49)
Operating expenses:
Research and development	3,989	5,022	3,647	3,667
Sales and marketing	425	703	1,004	1,429
General and administrative	1,260	3,667	4,479	4,181
Reversal of bad debt expense	(554)	—	—	—
Amortization of deferred costs related to warrants	—	—	1,027	804
Restructuring costs	(41)	86	881	480
Amortization and impairment of goodwill and intangible assets	—	—	—	22
Impairment of warrants	—	—	4,969	—
Amortization of deferred stock-based compensation	—	—	—	10
Excess facilities charges and related asset impairment	3,429	—	593	—
Total operating expenses	8,508	9,478	16,600	10,593
Loss from operations	(5,320)	(9,531)	(16,988)	(10,642)
Interest income, net	530	504	573	617
Other income (expense), net	(106)	1,184	(173)	(375)
Loss from continuing operations before income tax provision	(4,896)	(7,843)	(16,588)	(10,400)
Income tax provision (benefit)	157	(122)	—	103
Loss from continuing operations	(5,053)	(7,721)	(16,588)	(10,503)
Loss from discontinued operations	—	(992)	(2,083)
Gain on sale of discontinued operations	252	249	9,037	—
Cumulative effect of a change in accounting principle	—	—	—	—
Net loss	$(4,801)	$(7,472)	$(8,543)	$(12,586)
Basic and diluted income (loss) per share:
Continuing operations	$(0.05)	$(0.07)	$(0.16)	$(0.10)
Discontinued operations	$—	$—	$0.08	$(0.02)
Discontinued operations, diluted	$—	$—	$0.07	$—
Basic and diluted net loss per share	$(0.05)	$(0.07)	$(0.08)	$(0.12)
Shares used in computing basic net loss per share	105,495	105,204	104,515	104,006